POLYCOM, INC.
SELECTED QUARTERLY FINANCIAL INFORMATION - GAAP (unaudited)
($ in millions)

	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Total revenues	$290.1	$287.8	$289.6	$255.4	$279.6	$269.8	$301.8	$291.6

GAAP Gross profit	$163.8	$161.3	$156.5	$139.4	$159.7	$150.9	$175.5	$160.7
Gross profit %	56.5%	56.0%	54.0%	54.6%	57.1%	55.9%	58.2%	55.1%

GAAP Operating income (loss)	$7.2	$(1.4)	$(165.9)	$31.8	$37.9	$25.3	$57.9	$(26.3)
Operating income %	2.5%	(0.5)%	(57.3)%	12.5%	13.6%	9.4%	19.2%	(9.0)%

GAAP Net income (loss)	$3.3	$(10.0)	$(186.8)	$7.7	$15.1	$(30.5)	$34.4	$(99.0)
% of net revenue	1.1%	(3.5)%	(64.5)%	3.0%	5.4%	(11.3)%	11.4%	(34.0)%

POLYCOM, INC.
SELECTED QUARTERLY FINANCIAL INFORMATION - NON-GAAP (unaudited)
($ in millions)

	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Total revenues	$290.1	$287.8	$289.6	$255.4	$279.6	$269.8	$301.8	$291.6

Non-GAAP Gross profit	$165.9	$165.1	$166.5	$139.4	$159.7	$150.9	$175.5	$160.7
Gross profit %	57.2%	57.4%	57.5%	54.6%	57.1%	55.9%	58.2%	55.1%

Non-GAAP Operating income	$32.8	$36.4	$39.0	$19.5	$45.7	$35.9	$62.8	$38.7
Operating income %	11.3%	12.6%	13.5%	7.6%	16.3%	13.3%	20.8%	13.3%

Non-GAAP Net income (loss)	$25.6	$29.3	$30.8	$(3.3)	$21.0	$(14.5)	$23.4	$11.4
% of net revenue	8.8%	10.2%	10.6%	(1.3)%	7.5%	(5.4)%	7.8%	3.9%

POLYCOM, INC.
GAAP TO NON-GAAP RECONCILIATION OF SELECTED QUARTERLY FINANCIAL INFORMATION (unaudited)
($ in millions)

	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Total revenues	$290.1	$287.8	$289.6	$255.4	$279.6	$269.8	$301.8	$291.6

GAAP Gross profit	$163.8	$161.3	$156.5	$139.4	$159.7	$150.9	$175.5	$160.7
Stock-based compensation	2.0	3.7	10.0	—	—	—	—	—
Amortization of purchased intangibles	0.1	0.1	—	—	—	—	—	—
Non-GAAP Gross profit	$165.9	$165.1	$166.5	$139.4	$159.7	$150.9	$175.5	$160.7

GAAP Operating income (loss)	$7.2	$(1.4)	$(165.9)	$31.8	$37.9	$25.3	$57.9	$(26.3)
Stock-based compensation	11.6	21.8	62.4	—	—	—	—	—
Amortization of purchased intangibles	2.3	2.1	2.0	2.0	2.0	2.0	0.7	56.0
Restructuring costs	7.5	6.0	1.1	11.8	1.7	3.5	0.8	3.1
Transaction-related costs	4.2	7.9	137.5	(27.8)	1.5	1.3	0.5	2.8
Non-recurring legal-related and other matters	—	—	1.9	1.7	2.6	3.8	2.9	3.1
Non-GAAP Operating income	$32.8	$36.4	$39.0	$19.5	$45.7	$35.9	$62.8	$38.7

Net income (loss)	$3.3	$(10.0)	$(186.8)	$7.7	$15.1	$(30.5)	$34.4	$(99.0)
Amortization of purchased intangibles	2.3	2.1	2.0	2.0	2.0	2.0	0.7	56.0
Restructuring costs	7.5	6.0	1.1	11.8	1.7	3.5	0.8	3.1
Transaction-related costs	4.2	7.9	137.5	(27.8)	1.5	1.3	0.5	2.8
Stock-based compensation	11.6	21.8	62.4	—	—	—	—	—
Income tax effect of non-GAAP exclusions	(3.3)	1.5	11.7	1.3	(1.9)	5.4	(15.9)	45.4
Non-recurring legal-related and other matters	—	—	2.9	1.7	2.6	3.8	2.9	3.1
Non-GAAP Net income (loss)	$25.6	$29.3	$30.8	$(3.3)	$21.0	$(14.5)	$23.4	$11.4

POLYCOM, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA (unaudited)
($ in millions)

	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income (loss)	$3.3	$(10.0)	$(186.8)	$7.7	$15.1	$(30.5)	$34.4	$(99.0)
Net Interest expense	1.6	1.7	1.6	22.9	20.1	19.5	19.4	19.6
Income Taxes	3.1	8.9	19.1	0.8	3.4	1.7	(10.0)	48.3
Depreciation & Amortization	15.3	14.9	14.3	13.8	13.3	12.6	10.7	65.6
Other (income) expense, net	(0.8)	(2.0)	0.2	0.3	(0.7)	34.5	14.1	4.9
Stock-based compensation	11.6	21.8	62.4	—	—	—	—	—
Restructuring costs	7.5	6.0	1.1	11.8	1.7	3.5	0.8	3.1
Transaction-related costs	4.2	7.9	137.5	(27.8)	1.5	1.3	0.5	2.8
Non-recurring legal-related and other matters	—	—	1.9	1.7	2.6	3.8	2.9	3.1
Non-cash Charges: Excess/Obsolete Inventory	2.3	3.2	3.4	2.7	3.2	3.7	3.3	6.4
Non-Cash Charges: Loss on Disposal of property/equipment	—	0.2	—	0.1	0.2	0.8	—	—
Gains/losses from extraordinary and non-recurring items	—	—	—	—	0.7	—	(0.1)	(0.2)
Adjusted EBITDA	$48.1	$52.6	$54.7	$34.0	$61.1	$50.9	$76.0	$54.6

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